EXHIBIT 10.2

                        INDEPENDENT CONTRACTOR AGREEMENT

     THIS INDEPENDENT CONTRACTOR AGREEMENT ("Agreement") is made and entered into as of April 16, 2004, between Dennis Gauger (hereinafter referred to as "Contractor") whose address is 620 East 100 North, Alpine, Utah 84004 and Cimetrix(R) Incorporated, a Nevada corporation. (hereinafter referred to as "Cimetrix").

                                   WITNESSETH:

     WHEREAS,  Cimetrix  desires to obtain the services of Contractor as a Chief
Financial   Officer  and  in  such  other  capacities  that  the  Company  deems appropriate;

     WHEREAS, Contractor desires to perform services for Cimetrix; and

     WHEREAS, the Cimetrix and Contractor desire to set forth in the Agreement the terms and conditions of such relationship.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto do promise and agree as follows:

1. DURATION AND TERMINATION

     This AGREEMENT shall become effective as of the date hereof and shall continue thereafter for a period of one (1) year unless terminated in accordance with the provisions hereof.

2. DUTIES OF CONTRACTOR

     2.1 During the term hereof, the Contractor agrees to use his best efforts and devote such time as may be reasonably necessary to perform the duties to be agreed upon. Cimetrix and Contractor agree that the Contractor will provide approximately 500 hours of service during the one year period of this Agreement, and the consideration to be paid to Contractor pursuant to this Agreement has been primarily based upon Contractor providing that number of hours of service.

     2.2 From time to time during the term of this Agreement upon request by Cimetrix, the Contractor shall furnish Cimetrix with such reports as Cimetrix may request regarding the agreed upon duties.

     2.3 While the Contractors has the right to enter into engagements to perform services for other entities, the Contractor agrees that during the term hereof he will not perform any services for any entity which directly or indirectly competes with Cimetrix.

     2.4 The Contractor acknowledges that Contractor has entered into additional agreements with Cimetrix that are listed below:

                     Invention and Copyright Agreement
                     Confidential Disclosure Agreement
                     Non-competition Agreement
                     Indemnification Agreement

     In the event of any violation of these Agreements by the Contractor, the Contractor shall immediately forfeit the right to receive any compensation under this Agreement.

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     2.5 The Contractor shall conduct all of his business in his own name and in such manner as consistently exhibits high standards and integrity.

     2.6 The Contractor shall abide by the policies from time to time established by Cimetrix.

     3. OBLIGATIONS OF CIMETRIX

     3.1 Cimetrix agrees to pay Contractor in accordance with the schedule listed in Exhibit "A" attached hereto.

     3.2 Cimetrix shall exercise no control over the conduct of the Contractor's business and Cimetrix shall not be responsible for any act of the Contractor in the conduct of such business.

     4. AGENCY

     The parties hereto agree that the scope of the Contractor's agency hereunder is limited to performing the agreed upon services and that the Contractor is not authorized to make any representation, agreement or contract, or incur any obligation or indebtedness on behalf of Cimetrix of any kind, regardless of the nature thereof, except as authorized by the Board of Directors of Cimetrix.

     5. EXPENSES

     The Contractor shall be responsible for all expenses (including without limitation, auto, travel, insurance, lodging, telephone, local office expenses, FICA, state and federal taxes, unemployment tax and disability insurance) incurred by the Contractor in the performance of his duties hereunder, except for such expenses as are expressly authorized by Cimetrix in writing.

     6. RELATIONSHIP

     The relationship of the Contractor to Cimetrix is that of an independent contractor, and nothing contained herein or otherwise shall be construed in such a manner as to create the relationship of employer-employee between Cimetrix and any of the Contractors, agents and employees of the Contractor. Cimetrix shall not be responsible in any manner for the Contractor's Social Security withholding, federal or state income tax withholding, or any comparable unemployment law of any other appropriate state of jurisdiction and any other amounts required to be withheld or paid by an employer with respect to its employees under any applicable laws or regulations. The Contractor agrees to either obtain and maintain workers compensation insurance through out the term of this Agreement and to provide Cimetrix with a certificate showing coverage within 30 days of the date first written above or in the absence of such insurance, Contractor agrees to obtain an Employee Exclusion Certificate a copy of which will be provided to Cimetrix within 30 days of this Agreement.

     7. TERMINATION

     This Agreement and all rights granted to the Contractor hereunder may, at the option of either party, be terminated, with or without reason, ninety (90) days after written notice is provided to the other party. Upon termination, all obligations of the parties shall cease except the obligations identified in the agreements listed in Paragraph 2.4.

     8. ASSIGNMENT

     This Agreement may not be assigned by either party without the express prior written consent of the other; provided, however, that (i) if Cimetrix shall merge or consolidate with or into, or transfer substantially all of its assets, including goodwill, in a single transaction or a series of related transactions, to an unrelated purchasers, this Agreement shall be binding upon and inure to the benefit of the successor from such merger, consolidation or sale, and (ii) either party may assign this Agreement to a subsidiary, parent or affiliated entity without obtaining such consent, and (iii) Cimetrix may withhold its consent to a proposed assignment in the event the Contractor shall merge or consolidate with or into, or transfer substantially all of its assets, including goodwill, in a single transaction or a series of related transactions, to an unrelated purchaser or purchasers.


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     9. NOTICE

     Any notice required or permitted to be given hereunder shall be deemed to be sufficiently given and received in all respects if personally delivered or if deposited in the United States Mail, certified mail, postage pre-paid, return receipt requested, addressed to the addressee at its or his last address furnished to the sender in writing by the addressee for the purpose of receiving notices hereunder, or, unless or until such address shall have been so furnished, addressed to the addressee at the address indicated in the opening paragraph of this Agreement.

     10. AMENDMENT

     This Agreement may not be modified, amended, terminated or discharged except in writing and signed by the parties hereto.

     11. ENFORCEMENT FEES

     The parties hereto acknowledge and agree that in the event of any dispute or proceeding initiated under this Agreement, the party prevailing in the ultimate award shall, in addition to the other remedies and damages actually awarded, be entitled to reimbursement of all reasonable attorneys' fees and other out-of-pocket costs and disbursements incurred by the party in asserting its claims hereunder.

     12. ENTIRE AGREEMENT

     All terms, covenants and conditions of this Agreement are contained herein and there are no other warranties, obligations, covenants or understandings between the parties other than those expressed herein. Any and all agreements for solicitation of orders, as amended, modified, or supplemented, heretofore entered into between the parties hereto, or claims or compensation arising therefrom, are hereby canceled, terminated and released as of the effective date of this Agreement.

     13. WAIVER

     The parties agree that if any provision of this Agreement shall under any circumstance be invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provision deleted, and the rights and obligations of the parties shall be construed and enforced accordingly.

     14. GOVERNING LAW

     This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Utah or any successor provision thereto.



/S/ Robert H. Reback                        /S/ Dennis P. Gauger
-----------------------------               -----------------------------
Representing Cimetrix Incorporated          Contractor

Date: April 16, 2004                        Date:    April 16, 2004
      -----------------------               -----------------------------

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                                    EXHIBIT A


COMPENSATION SCHEDULE

$3,000 per month due as follows:
         -$1,500 paid by the 1st of each month
         -$1,500 paid by the 16th of each month

Cimetrix will grant 35,000 Warrants at a strike price of $0.35 per share that will vest 25% every 3 months


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